Exhibit 99.1

Smart Powerr Corp. Announces Effective Date of Reverse Stock Split

XI’AN, China, July 16, 2025 (GLOBE NEWSWIRE) -- Smart Powerr Corp. (Nasdaq: CREG) (“CREG” or “the Company”), today announced that it has resolved to effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”) with the split ratio set at 1-for-10 (the “Reverse Stock Split”).

The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Capital Market. CREGs Common Stock will continue to trade under the symbol “CREG.”

Upon the effectiveness of the Reverse Stock Split, every ten shares of issued and outstanding Common Stock before the close of business on July 17, 2025 will be combined into one issued and outstanding share of Common Stock, with no change in par value per share. The Company’s Common Stock will open for trading on NASDAQ on July 18, 2025 on a post-split basis. The new CUSIP number for the Company’s Common Stock post-Reverse Stock Split is 168913408.

The Company has decided to round up to the next full share of the Company’s Common Stock any fractional shares resulting from the Reverse Stock Split. Accordingly, this adjustment will reduce the total number of issued and outstanding shares of the Company’s Common Stock from approximately 25.3 million to approximately 2.53 million.

The Reverse Stock Split will affect all issued and outstanding shares of the Company’s Common Stock, as well as the number of shares of Common Stock available for issuance under the Company’s outstanding stock options and warrants. The Reverse Stock Split will reduce the number of shares of Common Stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the Reverse Stock Split and correspondingly increase the respective exercise prices. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split results in some stockholders experiencing an adjustment of a fractional share as described above.

About Smart Powerr Corp.

Smart Powerr Corp. is based in Xi’an, China and a pioneer in waste energy recycling and a developer of energy efficiency solutions for various energy intensive industries in China. We use Build-Operate-Transfer (“BOT”) model to provide energy saving and recovery facilities for multiple energy intensive industries in China. Our waste energy recycling projects allow customers which use substantial amounts of electricity to recapture previously wasted pressure, heat, and gas from their manufacturing processes to generate electricity. We currently offer waste energy recycling systems to companies for use in nonferrous metal plants. We construct our projects at our customer’s facility and the electricity produced is used on-site by the customer. We plan to pursue disciplined and targeted expansion strategies for market areas we currently do not serve.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions, and other statements that are other than statements of historical facts. When the Company uses words such as "may, "will, "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company's goals and strategies; the Company's forecast on market trends; the Company's future business development; the demand for and market acceptance for new products; expectation to receive customer orders for new products; the anticipated timing for the marketing and sales of new products; changes in technology; the Company's ability to attract and retain skilled professionals; client concentration; and general economic conditions affecting the Company's industry and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Smart Powerr Corp.

Adeline Gu

+86-29-8765-1097

4/F, Tower C

Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province, China